EXHIBIT 4.14.1
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any email communication which refers to this document in Austria or sending any email communication to which a PDF scan of this document is attached to an Austrian addressee or sending any email communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to this document in Austria or sending any email communication to which a PDF scan of this document is attached to an Austrian addressee or sending any email communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     AMENDMENT NO. 1 and JOINDER AGREEMENT, dated as of January 21, 2010 (this “Agreement”), to that certain First Lien Intercreditor Agreement dated as of November 5, 2009 (as amended or supplemented from time to time, the “First Lien Intercreditor Agreement”), by and among The Bank of New York Mellon, as Collateral Agent (the “Existing Collateral Agent”), Credit Suisse AG (formerly Credit Suisse), as Representative for the Credit Agreement Secured Parties, The Bank of New York Mellon, as Representative for the Indenture Secured Parties, the grantors from time to time party thereto and the representatives from time to time party thereto. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.
          WHEREAS, pursuant to (a) Section 5.02(b) of the First Lien Intercreditor Agreement, a copy of which is attached hereto as Annex A, the First Lien Intercreditor Agreement may be amended pursuant to an agreement in writing by each Representative and the Collateral Agent, (b) Section 9.08(c) of the Credit Agreement, the First Lien Intercreditor Agreement may be amended by the Administrative Agent, Holdings and the Borrowers to effect administrative changes that are not adverse to any Lender (each as defined in the Credit Agreement) and (c)(i) Section 4.20(b) of the Indenture, the First Lien Intercreditor Agreement may be amended by the Trustee, at the direction of the Issuers (as defined in the Indenture) and without the consent of secured noteholders, to add parties to the First Lien Intercreditor Agreement and to make any other changes that do not adversely affect the Notes in any material respect (each as defined in the Indenture) and (ii) Section 9.01(a)(xi) of the Indenture, the First Lien Intercreditor Agreement may be amended by BP I, the Issuers, the Trustee and the Collateral Agent to make any changes that do not adversely affect the rights of any Holder (each as defined in the Indenture); and
          WHEREAS Wilmington Trust (London) Limited (the “Additional Collateral Agent”) has indicated its willingness to act as a separate collateral agent under the First Lien Intercreditor Agreement with respect to the Designated Collateral (as defined in Section 2 below);
          NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants contained herein, the parties hereto agree, effective as of the Effective Date (as defined in Section 6 below), as follows:
          SECTION 1. The definition of the term “Collateral Agent” set forth in Section 1.01 of the First Lien Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

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          “Collateral Agent” means The Bank of New York Mellon, in its capacity as collateral agent under this Agreement, any successor thereto and any other collateral agent acceptable to Holdings and each Representative that executes a joinder in a form acceptable to Holdings and each Representative pursuant to which it accedes to this Agreement as a co-collateral agent or additional or separate collateral agent with respect to all or any portion of the Collateral, and any successor to any such other collateral agent.
          SECTION 2. Each of the Representatives on behalf of the applicable Secured Parties hereby agrees to the joinder of the Additional Collateral Agent as, and the Additional Collateral Agent hereby agrees to act as, a separate collateral agent solely with respect to all Collateral described in Annex B attached hereto (as it may be amended from time to time) and with respect to which the Existing Collateral Agent is not acting as collateral agent under the First Lien Intercreditor Agreement (such Collateral, the “Designated Collateral”).
          SECTION 3. In furtherance of the foregoing, each of the undersigned hereby acknowledges and agrees that (a) the Additional Collateral Agent shall be bound by the terms and conditions, and shall be entitled to the rights and benefits, applicable to a Collateral Agent under the First Lien Intercreditor Agreement (including, in particular, those provisions contained in Article IV thereof) with respect to the Designated Collateral with the same force and effect as if originally named therein as a Collateral Agent and (b) each reference to the “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the Additional Collateral Agent with respect to the Designated Collateral.
          SECTION 4. The Additional Collateral Agent hereby represents and warrants to the Existing Collateral Agent and to each other party to the First Lien Intercreditor Agreement (as third party beneficiaries where applicable) that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid, binding and enforceable obligations, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity.
          SECTION 5. Except as expressly set forth herein, the First Lien Intercreditor Agreement shall remain in full force and effect. On and after the Effective Date, any reference to the First Lien Intercreditor Agreement shall mean the First Lien Intercreditor Agreement as modified hereby.
          SECTION 6. This Agreement shall become effective upon the later of the date first set forth above and the first date this Agreement may become effective pursuant to Section 9.08(c) of the Credit Agreement (the “Effective Date”).
          SECTION 7. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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          SECTION 9. Each of the Existing Collateral Agent and the Additional Collateral Agent and each Representative, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 12;
          (d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9 any special, exemplary, punitive or consequential damages.
          SECTION 10. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.
          SECTION 11. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties to this Agreement shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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          SECTION 12. All communications and notices hereunder shall (except as otherwise expressly permitted by the First Lien Intercreditor Agreement) be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices to the Additional Collateral Agent hereunder and under the First Lien Intercreditor Agreement shall be given to it at its address set forth below, or to such other address as the Additional Collateral Agent may hereafter specify.
Wilmington Trust (London) Limited
6 Broad Street Place
London EC2M 7JH
Facsimile: +44 (0)20 7614 1122
Attention: Elaine Lockhart
          SECTION 13. Each Issuer (under and as defined in the Indenture) acknowledges and agrees that by its execution of this Agreement, it hereby instructs the Trustee (under and as defined in the Indenture) to execute this Agreement pursuant to Section 4.20(b) under the Indenture.
[Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

REYNOLDS GROUP HOLDINGS LIMITED, as Grantor, on behalf of itself and the other Grantors,

by
/s/ Phillip John Persnell West Title: Authorized Signatory

REYNOLDS GROUP ISSUER LLC, as an Issuer under the Indenture,

by
/s/ Helen D. Golding Title: Secretary

REYNOLDS GROUP ISSUER INC., as an Issuer under the Indenture,

by
/s/ Helen D. Golding Title: Secretary

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., as an Issuer under the Indenture,

by
/s/ Phillip John Persnell West Title: Authorized Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., as a party to the Indenture,

by
/s/ Phillip John Persnell West Title: Authorized Signatory
[Signature Page to Amendment No. 1 and Joinder Agreement]

REYNOLDS GROUP HOLDINGS INC., as a Borrower under the Credit Agreement,

by
/s/ Helen D. Golding Title: Secretary

REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., as a Borrower under the Credit Agreement,

by
/s/ Helen D. Golding Title: Vice President and Secretary

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., as a Borrower under the Credit Agreement,

by
/s/ Helen D. Golding Title: Vice President and Secretary

SIG EURO HOLDING AG & CO. KGAA, as a Borrower under the Credit Agreement, acting through its general partner (Komplementär) SIG Reinag AG,

by
/s/ Phillip John Persnell West Title: Authorized Signatory

SIG AUSTRIA HOLDING GMBH, as a Borrower under the Credit Agreement,

by
/s/ Phillip John Persnell West Title: Authorized Signatory

CLOSURE SYSTEMS INTERNATIONAL B.V., as a Borrower under the Credit Agreement,

by
/s/ Maurice Noest and Tim Landstra Name: Orangefield Trust (Netherlands) BV
Title: Proxyholder
Name: Maurice Noest and Tim Landstra
Title: Authorized signatories
[Signature Page to Amendment No. 1 and Joinder Agreement]

WILMINGTON TRUST (LONDON) LIMITED, as Additional Collateral Agent,

by
/s/ Elaine Lockhart Name: Elaine Lockhart
[Signature Page to Amendment No. 1 and Joinder Agreement]

THE BANK OF NEW YORK MELLON, as Existing Collateral Agent,

by
/s/ Margery A. Colloff Name: Margery A. Colloff
Title:
[Signature Page to Amendment No. 1 and Joinder Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Representative for the Credit Agreement Secured Parties and Administrative Agent under the Credit Agreement,

by
/s/ Doreen Barr Title: Director

by
/s/ Christopher Reo Day Title: Associate
[Signature Page to Amendment No. 1 and Joinder Agreement]

ANNEX A
FIRST LIEN INTERCREDITOR AGREEMENT
[to be attached]
Annex A

ANNEX B
DESIGNATED COLLATERAL
          All shares and other membership interests issued by, and all assets owned by (other than Non-Designated Collateral (as defined below)), each Grantor organized under the laws of:
(a)	Costa Rica;

(b)	Hungary;

(c)	Thailand; or

(d)	any other jurisdictions agreed to, in writing, by the Existing Collateral Agent, the Additional Collateral Agent, each Representative and Holdings at any time and from time to time (collectively, the “Designated Jurisdictions”), in each case where such shares, other membership interests or assets are or will become subject to a Lien created under a Security Document including, without limitation, the following Security Documents to be entered into on, or prior to, February 3, 2010:
          Costa Rica
          CSI Closure Systems Manufacturing de Centro America, S.R.L.
1.	Pledge of Quotas Agreement entered into by Closure Systems International B.V. (Netherlands) over its quotas in CSI Closure Systems Manufacturing de Centro America, S.R.L.;
          Hungary
          Closure Systems International Holdings (Hungary) Kft.
2.	Quota charge agreement over the quota in Closure Systems International Holdings (Hungary) Kft. given by Closure Systems International B.V. (Netherlands);

3.	Floating charge agreement;

4.	Bank account charge agreement;
          CSI Hungary Kft.
5.	Quota charge agreement over the quota in CSI Hungary Gyártó és Kereskedelmi Kft. given by Closure Systems International B.V. (Netherlands);

6.	Floating charge agreement;

7.	Bank account charge agreement;

Annex B-1

8.	Fixed charge agreement (in respect of certain moveables);

9.	Security over cash agreement over specific account(s) held in England (under English law);
          Thailand
          SIG Combibloc Ltd.
10.	Share Pledge over shares in SIG Combibloc Ltd. granted by SIG Combibloc Holding GmbH (Germany);

11.	Conditional Assignment of Bank Accounts granted by SIG Combibloc Ltd. as assignor; and

12.	Conditional Assignment of Receivables (including Intercompany receivables and Trade receivables) granted by SIG Combibloc Ltd. as assignor.
          Notwithstanding anything to the contrary in this Agreement, including this Annex B, the following assets (the “Non-Designated Collateral”) shall not constitute Designated Collateral:
1.	Shares or other membership interests (including shares of Closure Systems International Holdings Inc. held by Closure Systems International Holdings (Hungary) Kft.) of entities organized in jurisdictions other than the Designated Jurisdictions; and

2.	Any other assets agreed, in writing, to be deemed Non-Designated Collateral by the Existing Collateral Agent, the Additional Collateral Agent, each Representative and Holdings at any time and from time to time.

Annex B-2